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                       Independent Auditors' Consent


To the Shareholders and Board of Trustees of the Smith Barney Muni Funds:

We consent to the use of our report dated May 8, 1995 with respect to the Limited Term Portfolio incorporated herein by reference in the Prospectus and included in this Registration Statement on Form N-14 for Smith Barney Muni Funds and to the references to our firm under the headings "Financial Statements and Experts" in the Prospectus/Proxy Statement and "Financial Highlights" in the Prospectus incorporated herein by reference.



                                    /s/ KPMG PEAT MARWICK LLP
                                    KPMG PEAT MARWICK LLP





December 14, 1995
New York, New York